UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39096	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Larimer Street, #246, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 28, 2023, Akerna Corp., a Delaware corporation (“Akerna”), entered into a securities purchase agreement (the “SPA”) with Akerna Canada Ample Exchange Inc. (“Akerna Exchange”) and MJ Acquisition Corp. (“MJA”). Upon the terms and subject to the satisfaction of the conditions described in the SPA, including approval of the transaction by Akerna’s stockholders, Akerna will sell to MJA (or an affiliate of MJA) all of the membership interests in MJ Freeway, LLC (“MJF”) and Akerna Exchange will sell to MJA all of the outstanding capital stock of Ample Organics Inc. (“Ample”) (jointly, such sales, the “Sale Transaction”) for a purchase price of $5,000,000, consisting of $4,000,000 in cash at closing and a loan by MJA to Akerna in the principal amount of $1,000,000 evidenced by a note and security documents as described below, such note to be deemed paid in full upon closing.

The purchase price is subject to adjustment at closing of the Sale Transaction based on the amount by which estimated closing working capital varies from target working capital (as set forth in the SPA), reduction for closing indebtedness, reduction closing transaction expenses and reduction for credit referral payments under certain commercial agreements entered into by and between Akerna and MJA contemporaneously with the signing of the SPA. The purchase price is subject to further adjustment post-closing upon delivery of the post-closing statement by MJA within 75 days after the closing pursuant to the same adjustment provisions subject to a $500,000 cap on any post-closing working capital adjustments.

The SPA contains customary representations, warranties and covenants of Akerna and MJA, including covenants relating to the conduct of the business of MJF and Ample from the date of signing the SPA through closing of the Sale Transaction and obtaining the requisite approval of the stockholders of Akerna. Under the terms of the SPA, Akerna has also agreed not to solicit from any person an acquisition proposal (as defined in the SPA) for either MJF and Ample or for Akerna.

In connection with the Sale Transaction, Akerna has agreed to hold a meeting of its stockholders to approve the SPA and the Sale Transaction under Delaware law (along with certain matters related to the Agreement and Plan of Merger previously disclosed on January 27, 2023). The board of directors of Akerna (the “Board”) has agreed to recommend the approval of the SPA and the Sale Transaction to the stockholders and to solicit proxies in support of the approval of the matters at the meeting of the stockholders. The SPA contains a limited contractual ability for the Board, in accordance with its fiduciary duties to the stockholders, to change its recommendation to the stockholders upon receipt of a superior offer subject to certain terms and conditions therein, including providing MJA notice of the superior offer and time to make a counter-proposal to amend the terms of the SPA.

Under the SPA, Akerna and MJA have agreed to provide limited indemnification to each other with respect to certain tax matters, in each case capped at a maximum amount of $500,000.

The closing of the Sale Transaction is subject to customary closing conditions, including, among other things, (i) the required approval of the stockholders of Akerna, (ii) the accuracy of the representations and warranties of the parties made in the SPA, subject to materiality qualifiers, and (iii) compliance by the parties with their respective covenants under the SPA. Further, closing of the Sale Transaction is conditioned on the simultaneous closing of the merger transaction pursuant to the Agreement and Plan of Merger previously disclosed on January 27, 2023. The obligation of MJA to close on the Sale Transaction is also subject to satisfaction of certain additional conditions, including, among other things, (i) retention of certain key employees and 80% of other designated employees, (ii) MJF’s contracts with the State of Pennsylvania and the State of Utah remaining in effect, (iii) material contracts constituting no more than 50% of MJF and Ample’s recurring subscription revenue that is up for renewal between the date of the SPA and the closing shall have terminated, otherwise ceased to be in full force and effect, or been subject to a notice of termination or non-renewal, (iv) the State of Pennsylvania shall not have issued a change order to provide expanded software access to third parties, and (v) as an additional closing condition solely with respect to the sale of Ample, completion of certain limited due diligence on Ample.

The parties may terminate the SPA upon mutual consent. MJA may terminate the SPA for (i) a material breach, inaccuracy in or failure to perform any representations, warranty, covenant or agreement made by Akerna that would give rise to a failure of the closing conditions, (ii) impossibility of closing conditions, (iii) failure to obtain the approval of the Akerna stockholders, (iv) a change in the Board’s recommendation of the Sale Transaction to the stockholders or failure to hold the stockholders meeting, (v) the Board changing its recommendation and accepting a superior offer, and (vi) failure to close. Akerna may terminate the SPA for (i) a material breach, inaccuracy in or failure to perform any representations, warranty, covenant or agreement made by MJA that would give rise to a failure of the closing conditions, (ii) impossibility of closing conditions, and (iii) acceptance of a superior offer.

In the event that MJA or Akerna terminates the SPA pursuant to certain of the sections set forth above, Akerna will be required to pay MJA a termination fee of $290,000 and reimburse MJA for its reasonable fees and expenses up to $60,000.

Secured Promissory Note

Concurrently with the SPA, Akerna, Akerna Exchange, and MJA entered into a secured promissory note, dated April 28, 2023 (the “MJA Note”) whereby Akerna promises to pay to the order of MJA or its registered assigns the amount of $1,000,000. The MJA Note bears simple interest at the rate of ten percent (10%) per annum from the date of issuance until repayment of the MJA Note. Interest on the MJA Note will be computed on the basis of a 365-day year and actual days elapsed.

The outstanding principal amount of and all accrued but unpaid interest on the MJA Note will be due and payable on April 28, 2024. The MJA Note, or a portion thereof, may be prepaid by the Company at any time without penalty, upon one (1) business day prior written notice from Akerna to MJA, specifying the intended date and amount of repayment. Any payments shall be applied first to accrued interest and then to principal. The MJA Note, including all principal amounts and all accrued and unpaid interest, shall be deemed paid in full upon the consummation of the transactions contemplated under the SPA.

Security Agreement

Pursuant to the MJA Note, Akerna’s obligations under the MJA Note are to be secured pursuant to a Security and Pledge Agreement entered by and among Akerna, MJA and the other parties thereto dated April 28, 2023 (the “Security Agreement”). The Security Agreement creates a security interest in all of the personal property of Akerna and certain of its subsidiaries of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future (the “Collateral”).

Upon the occurrence of an “Event of Default” under the Security Agreement, the Collateral Agent will have certain rights under the Security Agreement including taking control of the Collateral and, in certain circumstances, selling the Collateral to cover obligations owed to the holders of the MJA Note pursuant to its terms. “Event of Default” under the Security Agreement means (a) Akerna breaches the SPA or any of the Ancillary Documents (as defined in the SPA) and does not cure such breach within ten (10) days after written notice thereof has been given by or on behalf of MJA to Akerna; (b) Akerna files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (c) an involuntary petition is filed against Akerna (unless such petition is dismissed or discharged within ninety (90) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Akerna; or (d) Akerna is in material breach of any of its representations or covenants in the MJA Note and, in the case of covenants, does not cure such breach within ten (10) days after written notice thereof has been given by or on behalf of MJA to Akerna.

Guaranty

In connection to the MJA Note, certain subsidiaries of Akerna entered into a guaranty agreement with MJA on April 28, 2023 (the “Guaranty Agreement”) under which they will guarantee the obligations of the Company under the Security Agreement and the MJA Note.

Waiver

In connection to the MJA Note, the Security Agreement, and the Guaranty Agreement (collectively, “New Note Transaction Documents”) and solely to permit Akerna to issue the MJA Note and execute and perform its obligations under the New Note Transaction Documents and the Subordination Agreement (as defined below), each of the holders (each, a “Holder”) of Akerna’s senior secured convertible notes (the “2021 Notes”) issued pursuant to a Securities Purchase Agreement dated October 5, 2021 (“2021 SPA”) agreed to waive the prohibition on issuing indebtedness other than Permitted Indebtedness (as defined in the 2021 Notes) pursuant to Section 14(b) of the 2021 Notes and the prohibition permitting Liens (as defined in the 2021 Notes) to exist other than Permitted Liens (as defined in the 2021 Notes) pursuant to Section 14(c) of the 2021 Notes and Section 5(g)(v) of the 2021 SPA (the “Waiver”).

Subordination and Intercreditor Agreement

In connection to the New Note Transaction Documents, MJA, Akerna, and HT Investments MA LLC (the “Senior Agent”, together with the Holders, the “Senior Creditors”), as collateral agent under the 2021 SPA, each on behalf of the respective Holders, entered into a subordination and intercreditor agreement dated April 28, 2023 (the “Subordination Agreement”), whereby the parties agreed that the payment of any and all obligations, liabilities and indebtedness of every nature of Akerna, its applicable subsidiary and/or affiliates from time to time owed to MJA under the Subordinated Debt Documents (as defined in the Subordination Agreement) will be subordinate and subject in right and time of payment, to the prior payment in full of all obligations, liabilities and indebtedness of every nature of Akerna, its applicable subsidiary and/or affiliates from time to time owed to any Senior Creditor under the Senior Debt Documents (as defined in the Subordination Agreement).

Akerna and Lender Support Agreements

In connection and concurrently with the execution of the SPA, the executive officers and directors of Akerna who hold shares of Akerna’s common stock entered into voting and support agreements with MJA relating to the Sales Transaction (the “Akerna Support Agreements”). The Akerna Support Agreements provide, among other things, that the stockholders who are parties thereto will vote all of the shares of Akerna capital stock held by them in favor of the certain proposals being presented to Akerna’s stockholders in a registration statement on Form S-4 in connection to the SPA and the Agreement and Plan of Merger previously disclosed on January 27, 2023 (“Akerna Stockholder Proposals”) and against any competing acquisition proposals. The Akerna Support Agreements also place certain customary restrictions on the transfer of shares of Akerna held by the respective signatories thereto prior to the closing of the Sale Transaction.

Additionally, each Holder of the 2021 Notes entered into a voting and support agreement with Akerna relating to the Sale Transaction (the “Lender Support Agreements”). The Lender Support Agreements provide, among other things, that the Holders will vote all of the shares of Akerna capital stock held by them in favor of the Akerna Stockholder Proposals and against any competing acquisition proposals. The Lender Support Agreements also place certain customary restrictions on the transfer of shares of Akerna held by the respective signatories thereto prior to the closing of the Sale Transaction.

Amending Agreement

In connection with Akerna entering into the SPA with MJA, Akerna, Akerna Merger Co. and Gryphon Digital Mining Inc. (“Gryphon”) entered into a First Amendment to Agreement and Plan of Merger (the “Amending Agreement”) which amends the Agreement and Plan of Merger dated January 27, 2023 (the “Merger Agreement”) to amend the definition of “MJF Purchaser” thereunder to MJ Acquisition Corp. and pursuant to which Gryphon consents to Akerna entering into the SPA and related documents.

The foregoing descriptions of the SPA, the Akerna Support Agreements, the Lender Support Agreements, the MJA Note, the Security Agreement, the Guaranty Agreement, the Waiver, the Subordination Agreement and the Amending Agreement (collectively, the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of the Transaction Documents, which are filed as Exhibits 2.1 through 2.5, 10.1 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

The Transaction Documents have been attached to this Current Report on Form 8-K to provide investors with information regarding their terms. The Transaction Documents are not intended to provide any other factual information about any party thereto or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of the Transaction Documents as of the specific dates set forth therein, were solely for the benefit of the parties thereto, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Transaction Documents or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in Akerna’s public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

On April 5, 2023, Akerna terminated its securities purchase agreement dated January 27, 2023 (the “POSaBIT SPA”) by and between Akerna, Akerna Canada Ample Exchange Inc. and POSaBIT Systems Corp. (“POSaBIT”). Akerna terminated the POSaBIT SPA pursuant to section 9.01(c)(iii) thereof, because the Board of Directors of Akerna determined that the offer letter of Alleaves Inc. delivered to the Board of Directors on March 17, 2023, which ultimately resulted in the SPA with MJA described in Item 1.01 above, was or was likely to result in a “Superior Offer” under the terms of the POSaBIT SPA and therefore the Board of Directors had a fiduciary obligation to Akerna’s securityholders to terminate the POSaBIT SPA to pursue that offer. As a result of the termination, Akerna owes POSaBIT a termination fee of $140,000 and payment of up to $60,000 in reasonable fees and expenses of POSaBIT within 10 Business Days of receipt of reasonable documentation supporting such fees and expenses.

The material terms of the POSaBIT SPA were described in Item 1.01 of Akerna’s Current Report on Form 8-K as filed with the SEC on January 27, 2023, which disclosure is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On April 28, 2023, Akerna issued a press release announcing the SPA. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
2.1*	Securities Purchase Agreement, dated April 28, 2023, by and among Akerna, Akerna Exchange and MJA
2.2	Form of Voting and Support Letter, dated April 28, 2023, by and among Akerna and High Trail Investments ON LLC
2.3	Form of Voting and Support Letter, dated April 28, 2023, by and among Akerna and Alto Opportunity Master Fund, SPC –Segregated Master Portfolio B
2.4	Form of Voting and Support Agreement, dated April 28, 2023, by and among MJA and each of the parties named therein
2.5	First Amendment to Agreement and Plan of Merger dated April 28, 2023 by and among Akerna, Akerna Merger Co. and Gryphon Digital Mining Inc.
10.1*	Form of Secured Promissory Note, dated April 28, 2023, by and among Akerna, Akerna Exchange, and MJA
10.2*	Form of Security and Pledge Agreement, by and among Akerna, MJA and the other parties thereto dated April 28, 2023
10.3	Form of Guaranty Agreement, by and among certain subsidiaries of Akerna and MJA, dated April 28, 2023
10.4	Subordination and Intercreditor Agreement, by and among MJA, Akerna, and HT Investments MA LLC, dated April 28, 2023
10.5	Waiver, by and among Akerna and certain note holders, dated April 28, 2023
99.1	Press Release of Akerna and MJA dated April 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Additional Information and Where to Find It

This Current Report on Form 8-K may be deemed to be solicitation material with respect to the proposed transactions between Akerna, Gryphon and MJA. In connection with the proposed transactions, Akerna intends to file relevant materials with the United States Securities and Exchange Commission, or the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Akerna will mail the proxy statement/prospectus to the Akerna stockholders, and the securities to be issued pursuant to the prospectus may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Akerna are urged to read these materials when they become available because they will contain important information about Akerna and the proposed transactions. This Current Report on Form 8-K is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Akerna may file with the SEC or send to securityholders in connection with the proposed transactions. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Akerna’s website at www.akerna.com, on the SEC’s website at www.sec.gov or by directing a request to Akerna’s Investor Relations at (516) 419-9915.

This Current Report on Form 8-K is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactions, and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Akerna, Gryphon MJA and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Akerna in connection with the proposed transactions. Information about the executive officers and directors of Akerna are set forth in Akerna’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 19, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies from the stockholders of Akerna, will be set forth in the proxy statement/prospectus, which will be included in Akerna’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements based upon the current expectations of Akerna. Forward-looking statements involve risks and uncertainties and include, but are not limited to, statements about the structure, timing and completion of the proposed transaction; the future operations of the combined company; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Akerna, Gryphon and MJA to consummate the proposed transactions, as applicable; (iii) risks related to Akerna’s ability to manage its operating expenses and its expenses associated with the proposed transaction pending closing; (iv) risks related to potential lawsuits regarding Akerna’s determination to terminate its agreement with POSaBIT; (v) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transaction; (vi) the risk that as a result of adjustments to the exchange ratio, Akerna stockholders and Gryphon stockholders could own more or less of the combined company than is currently anticipated; (vii) risks related to the market price of Akerna’s common stock relative to the exchange ratio;  (viii) unexpected costs, charges or expenses resulting from either or both of the proposed transaction; (ix) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its business plan; and (xi) risks associated with the possible failure to realize certain anticipated benefits of the proposed transaction, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Akerna’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, and in other filings that Akerna makes and will make with the SEC in connection with the proposed transaction, including the proxy statement/prospectus described under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, Akerna expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 1, 2023	AKERNA CORP.

	By:	/s/ Jessica Billingsley
		Name:	Jessica Billingsley
		Title:	Chief Executive Officer